AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 26 day of September, 1996, by and between COLONY APARTMENTS CHAPEL HILL LIMITED PARTNERSHIP, a Maryland limited partnership ("Purchaser"), and COLONY LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     R-1. Seller is the owner of a certain parcel of land which real property is legally and more particularly described in Exhibit A attached hereto (the "Land"), together with the improvements thereon consisting of fifteen (15) buildings containing, in the aggregate, One Hundred Ninety-Eight (198) residential apartment units and certain other related improvements and amenities comprising the apartment complex known as Colony Apartments located at 1250 Ephesus Church Road, Chapel Hill, North Carolina (the "Improvements"). The Land and the Improvements, together with those items described in Section 1 below, shall hereinafter be referred to collectively as the "Property".

     R-2. Seller desires to sell and Purchaser desires to purchase fee simple title to the Property on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and/or other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Seven Million One Hundred Thousand and No/100 Dollars ($7,100,000.00 (the "Purchase Price"), the Property, which shall be deemed to include the Land and the Improvements, together with (i) all appurtenances, rights, privileges and easements benefitting or pertaining thereto; (ii) all contracts relating to the operation and maintenance thereof or connected therewith, unless terminated in accordance with Paragraph 16.2.3 hereof; (iii) all fixtures, furniture, equipment, inventory, supplies, tools and other personal property owned by Seller and used in connection with the operation of, or located at the Property, other than those items owned by tenants and other than any and all computer hardware and software located at the Property; (iv) all of Seller's rights in or to condemnation awards or insurance proceeds (to the extent not applied to restoration); (v) all assignable warranties, guaranties, bonds, claims and rights running to or assigned to Seller in connection with the construction, maintenance, operation or repair of the Property or any component thereof; (vi) all of Seller's rights to any drawings, plans, specifications, surveys, manuals and contracts relating to construction, maintenance and operation of the Property; (vii) all assignable operating licenses and/or permits relating to the Property or any portion thereof; (viii) all of Seller's interest in and under all eases and occupancy agreements with tenants or prospective tenants of the Property, including unapplied security deposits held by Seller in connection therewith; and (ix) all other tangible and intangible property or rights owned by Seller or in which Seller has an interest in connection with its ownership and operation of the Property, including all rights to use the trade name "Colony Apartments." Included in the Purchase Price is all of the personal property set forth on Exhibit B attached hereto (the "Personal Property").

     2. PURCHASE PRICE. The Purchase Price shall be paid by Purchaser as follows:

          2.1. Upon the execution of this Agreement, the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Initial Earnest Money") to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit C;

          2.2. In the event Purchaser elects to extend the "Closing Date" (hereinafter defined), on or before October 25, 1996, the additional sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Additional Earnest Money") to be held in escrow by and in accordance with the provisions of the Escrow Agreement (the Initial Earnest Money and the Additional Earnest Money, if any, are referred to herein, together, as "Earnest Money").

          2.3. On the "Closing Date" (hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 11:00 a.m Chicago time.

     3.   TITLE COMMITMENT AND SURVEY.

          3.1. Seller has provided to Purchaser a commitment for owner's title insurance for the Property (the "Title Commitment") from First American Title Insurance Company (the "Title Company"). Seller shall, within 10 days of the date hereof, provide Purchaser an update to the existing ALTA Survey dated November 19, 1983 prepared by Ayer, Graham & Associates, Inc., a copy of which has been provided to Purchaser by Seller (the "Updated Survey"). Seller and Purchaser shall each pay for one-half of the costs of the Title Commitment, the title policy issued pursuant thereto, and the Updated Survey. Purchaser shall pay for the cost of any endorsements to, or extended coverage on, the title policy.

          3.2. On or before the date which is three (3) business days after receipt by Purchaser of the Updated Survey, Purchaser shall advise Seller by written notice (the "Purchaser's Title Objection Notice") of any objections that Purchaser may have to (1) the title exceptions reflected in the Title Commitment; and (2) any matters reflected on the Updated Survey. Any title exceptions reflected in the Title Commitment or matters reflected on the Updated Survey as to which Purchaser does not object in the Purchaser's Title Objection Notice shall be referred to herein as the "Permitted Title and Survey Exceptions." Within fifteen (15) days after Seller's receipt of the Purchaser's Title Objection Notice, Seller shall advise Purchaser by written notice (the "Seller's Title Notice") as to whether Seller intends to bond-over, cure or remove the objectionable matters reflected in the Purchaser's Title Objection Notice. Any objectionable matters that Seller agrees to bond-over, cure or remove shall be bonded-over, cured or removed in form reasonably satisfactory to Purchaser by Seller prior to "Closing" (as hereinafter defined), and the applicable correction of such objectionable matters by Seller shall be a condition precedent to Purchaser's obligations to proceed to Closing hereunder. Purchaser shall have the right, exercisable by written notice to Seller given within five (5) days after delivery to Purchaser of the Seller's Title Notice which reflects that Seller does not intend to bond-over, cure or remove some or all of the objectionable matters specified in the Purchaser's Title Objection Notice, to either: (a) terminate this Contract, in which event the Earnest Money shall be returned to Purchaser and the parties shall be relieved from all further liability or obligation under this Contract (except with respect to those provisions hereof that are expressly intended to survive the termination of this Contract as set forth herein); or (b) waive such objectionable title and/or survey matters and proceed to Closing in conformity with the terms of this Contract, in which event, such objectionable title and/or survey matters shall be deemed "Permitted Title and Survey Exceptions" under this Contract.

          3.3. The obligation of Purchaser and Seller to pay various costs set forth in Paragraphs 3.1 shall survive the termination of this Agreement.

     4.   PAYMENT OF CLOSING COSTS.

          4.1. In addition to the costs set forth in Paragraph 3.1, Purchaser and Seller shall each pay for one-half of the costs of the documentary or transfer stamps to be paid with reference to the "Deed" (hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser and all other charges of the Title Insurer in connection with this transaction. Purchaser shall pay all costs related to Purchaser's financing.

     5.   CONDITION OF TITLE.

          5.1. The following conditions concerning title to the Property shall exist at the time of Closing hereunder, and the obligation of Purchaser to close hereunder shall be expressly conditioned upon and subject to the satisfaction (or written waiver by Purchaser) of each such condition:

               5.1.1. Title to the entire Property shall be (and is required to be) good of record and in fact, marketable, and free and clear of all liens, encumbrances, leases, tenancies, and occupancies, except for: (i) customary rights of way and/or easements to public authorities and/or public-regulated utility companies for public street purposes or fire lanes or for utilities or utilities installations; provided that, none of the same, in Purchaser's opinion, interfere with or adversely affect Purchaser's ownership, operation, use or resale of the entire Property; (ii) then-current real estate taxes and assessments and sewer and water charges not yet due and payable; (iii) those occupancy leases listed on the rent roll attached hereto as Exhibit L, and any leases of tenants entered into after the rent roll was prepared and shown on the updated rent roll to be delivered at Closing pursuant to Section 9.2, which comply with the covenant set forth in Paragraph 16.3 hereof; (iv) the Permitted Title and Survey Exceptions; (v) an agreement with the Federal Housing Commission requiring the Property to be maintained as rental housing until April 1, 1998; and (vi) any other exceptions or survey matter waived in writing by Purchaser (collectively, the "Permitted Exceptions").

               5.1.2. Title to the entire Property shall be insurable, in an amount not less than the Purchase Price of the Property, by Title Company, at standard rates and without the payment of any special premium, under the current ALTA standard full coverage owner's title insurance policy form, which shall contain no Schedule B-1 exceptions, except for the Permitted Exceptions.

     5.2. In the event that title to the entire Property at Closing is not as required pursuant to the terms and provisions of Section 5.1 above, then

Purchaser shall have the option, in its sole discretion, exercised by written notice to the Seller, to: (i) waive such defects and proceed to Closing in accordance with the terms of this Agreement, or (ii) terminate this Agreement, obtain a refund of the Earnest Money and return to Seller all documents related to the Property delivered to Purchaser by Seller, whereupon all parties hereto shall be thereupon relieved from any further liability or obligation hereunder (except with respect to those provisions hereof that are expressly intended to survive the termination of this Agreement as set forth herein); or (iii) delay the Closing hereunder for up to thirty (30) days to enable Seller to cure the title defect (provided that Seller shall not be obligated to cure such title defect). In the event Seller advises Purchaser by written notice at or prior to the date closing would have occurred absent such failed condition that Seller elects not to cure the title defect, then Purchaser shall be required to exercise either of the remedies set forth in clauses (i) and (ii) above within five (5) days following receipt of such notice.

          5.3. Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed (the "Deed") in recordable form subject only to the Permitted Exceptions and those exceptions otherwise waived by Purchaser in writing.

     6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

          6.1. Except as provided in the indemnity provisions contained in Paragraph 7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property up to the earlier of the date upon which either possession or title (by recordation of the Deed) is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $100,000.00 (as determined by Seller in good faith) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either (i) repair and restore the Property (in which case the Closing Date shall be extended until completion of such restoration) or (ii) assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty, and Purchaser shall receive a credit against the Purchase Price for any deductible. In the event Seller elects (i) above, Purchaser shall have the right, in its sole discretion, by delivering written notice to Seller of such election within three (3) days of Seller's election in the previous sentence, to cause Seller to elect (ii) above instead. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $100,000.00 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within five (5) business days after Purchaser receives written notice of such fire or other casualty and Seller's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the

Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty, and Purchaser shall receive a credit against the Purchase Price for any deductible.

          6.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall:
(i) materially impair access to the Property; (ii) cause any non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; (iii) materially and adversely impair the use of the Property as it is currently being operated; or (iv) take more than 10% of the Property or any portion of any building on the Property (hereinafter collectively referred to as a "Material Event"), Purchaser may:

               6.2.1. terminate this Agreement by written notice to seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease; or

               6.2.2. proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

          6.3. Purchaser shall then notify Seller, within five (5) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such five (5) business day period, Purchaser shall be deemed to have elected to exercise its rights under Paragraph 6.2.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

     7.   INSPECTION AND AS-IS CONDITION.

          7.1. During the period commencing on the date hereof and ending at 9:00 p.m. Washington time on October 1, 1996 (said period being herein referred to as the "Financing Period"), Purchaser shall attempt to receive a written commitment for financing acceptable to Purchaser in its sole discretion ("Financing").

          In the event that Purchaser does not receive the Financing, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to the expiration of the Financing Period. If written notice is not received by Seller pursuant to this Paragraph
7.1 prior to the expiration of the Financing Period, then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7.1 shall be waived. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Financing Period: (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence during the Financing Period; and (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in this Paragraph 7.1. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.1, shall survive the Closing and the delivery of the Deed and termination of this Agreement.

          All of the tests, investigations and studies conducted by Purchaser shall be at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall defend, indemnify and hold Seller and any affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Seller, and reasonably satisfactory to Purchaser.

     7.2. Seller acquired title to the Property by foreclosure (or deed-in-lieu thereof). Seller can make no representations or warranties relating to the condition of the Property or the Personal Property. Except as may be otherwise specifically set forth elsewhere in this Agreement, Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, reasonable and normal wear and tear and loss by fire or other casualty or condemnation excepted. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to, the condition of the land or any improvements comprising the Property, the existence or non-existence of "Hazardous Materials" (as hereinafter defined), economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning or building laws, rules or regulations or "Environmental Laws" (hereinafter defined) affecting the Property. Seller makes no representation or warranty that the Property complies with Title III of the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or Hazardous Materials on, or environmental conditions of, the Property, whether known or unknown. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. Section 11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S.C. Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C. Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C.
Section 1802 et seq.  As used herein, "Hazardous Materials" means:
(1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) asbestos in any form or condition; (5) polychlorinated biphenyls; and (6) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental Laws. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.2 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     7.3. Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Except as specifically set forth herein, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.3 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     7.4. Seller has provided to Purchaser the following existing report:
Phase I Environmental Site Assessment and Limited Asbestos Survey dated January
7, 1992, prepared by Law Associates, Inc. ("Existing Report").   Seller makes
no representation or warranty concerning the accuracy or completeness of the Existing Report. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Report, or, including, without limitation, the matters set forth in the Existing Report, and the accuracy and/or completeness of the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Report. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.4 shall survive the Closing and the delivery of the Deeds and termination of this Agreement.

     8.   CLOSING.

          8.1. The closing of this transaction (the "Closing") shall be on the later to occur of (i) October 31, 1996, (ii) three (3) business days after receipt from the Federal Housing Commissioner of written approval to the sale of the Property and the prepayment of the existing financing encumbering the Property, or (iii) in the event that Purchaser deposits the Additional Earnest Money with the Escrow Agent on or before October 25, 1996, November 29, 1996 (the "Closing Date"), at the office of Title Insurer, Chapel Hill, North Carolina, at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed through an escrow with Title Insurer, in accordance with the general provisions of the usual and customary form of deed and money escrow for similar transactions in North Carolina, or at the option of either party, the Closing shall be a "New York style" closing at which the Purchaser shall wire the Purchase Price to Title Insurer on the Closing Date and prior to the release of the Purchase Price to Seller, Purchaser shall receive the Title Policy or marked up commitment dated the date of the Closing Date. In the event of a New York style closing, Seller shall deliver to Title Insurer any customary affidavit in connection with a New York style closing. All closing and escrow fees shall be divided equally between the parties hereto. In the event Seller does not receive from the Federal Housing Commissioner the written approval to the sale of the Property and the prepayment of the existing financing encumbering the Property on or before December 31, 1996, this Agreement shall automatically terminate, Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence, the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7.1.

          8.2. The following conditions shall exist at the time of Closing hereunder, and the obligation of Purchaser to close hereunder shall be expressly conditioned upon and subject to the satisfaction (or written waiver by Purchaser) of each such condition:

               8.2.1. Each of the representations and warranties made by Seller in Section 16.2 hereof shall be true and correct in all material respects on the date of Closing, subject to appropriate modifications of such representations or warranties permitted under Section 16.3 of this Agreement. For purposes of this Section, a representative or warranty shall be deemed to be materially true and correct unless the difference between the representation and warranty made by Seller and the accurate state of facts existing at Closing has a material adverse effect on Purchaser and/or the Property.

               8.2.2. The Property shall be in the same physical condition as it was upon the date hereof, subject to normal and usual wear and tear.

     If any one or more of the conditions set forth in Section 8.2.1 or 8.2.2 above are not satisfied as of the date specified for Closing hereunder, then Purchaser shall have the option, in its sole discretion, exercised by written notice to Seller, to: (i) waive such condition and complete the Closing under this Contract in accordance with the terms and conditions hereof, without any reduction or adjustment in the Purchase Price, except as specifically provided herein; or (ii) terminate this Contract and obtain a refund of its Earnest Money and all interest earned thereon, whereupon Seller and Purchaser shall be thereupon released from all further liability or obligation under this Contract except with respect to the provisions hereof which are expressly intended to survive the termination of this Contract for any reason. Notwithstanding anything contained herein to the contrary, if the status of any of the tenancies changes from the date of the rent roll attached hereto and the date of the rent roll delivered at Closing, provided the change in status is not caused by a breach of the covenant made by Seller pursuant to Paragraph 16.4, then Purchaser shall not have the right to terminate this Agreement or make any claim for breach of a representation or warranty hereunder involving the rent roll or tenancies thereunder.

     9.   CLOSING DOCUMENTS.
          9.1. On or prior to the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to Seller (i) the balance of the Purchase Price, (ii) an assumption of the documents set fourth in Paragraph 9.2.3 and 9.2.4, (iii) if required by the Federal Housing Commissioner, an agreement with the Federal Housing Commissioner requiring the Property to be maintained as rental housing until April 1, 1998, (iv) a release in favor of Seller and all Affiliates of Seller in form reasonably acceptable to Seller from John Eames and First State Holdings, Inc. with respect to any claim from anyone claiming by or through John Eames or First State Holdings, Inc. for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated, and (v) such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

          9.2. On the Closing Date, Seller shall deliver to Purchaser the following:

               9.2.1. the Deed (in the form of Exhibit E attached hereto), subject to the Permitted Exceptions and any other exceptions waived by Purchaser in writing;

               9.2.2. a quit claim bill of sale conveying the Personal Property (in the form of Exhibit F attached hereto);

               9.2.3. assignment and assumption of intangible property (in the form attached hereto as Exhibit G), including, without limitation, the service contracts listed in Exhibit H;

               9.2.4. an assignment and assumption of leases and security deposits (in the form attached hereto as Exhibit I);

               9.2.5. non-foreign affidavit (in the form of Exhibit J attached hereto);

               9.2.6. original, and to the extent original not in Seller's possession, copies of, leases affecting the Property in Seller's possession, to be delivered at the Property;

               9.2.7. all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

               9.2.8. possession of the Property to Purchaser, including all appropriate keys, subject to the terms of leases;

               9.2.9.  evidence of the termination of the management agreement;

               9.2.10. notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the leases and the obligation to refund the security deposits (in the form of Exhibit K);

               9.2.11. an updated rent roll; and,

               9.2.12. to the extent in Seller's possession, copies of all books and records specifically requested by Purchaser, licenses and permits, and certificates of occupancy, to be delivered at the Property.

     10. PURCHASER'S DEFAULT. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, AND IF SELLER HAS NOT DEFAULTED IN ITS OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH IN PARAGRAPH 7.1 HEREOF. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

     11. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL THEN BECOME NULL AND VOID AND OF NO EFFECT AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH MORE FULLY IN PARAGRAPH 7. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT IS ITS WILLFUL REFUSAL TO DELIVER THE CLOSING DOCUMENTS SET FORTH IN SECTION 9.2 HEREOF, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE.

     12.  PRORATIONS.

          12.1. All Rents (exclusive of delinquent rents, but including prepaid rents), expenses, taxes, water and sewer rents, or similar charges of fees, are to be adjusted as of midnight of the day of Closing. Real and personal property taxes, general and special, are to be adjusted according to the certificate of taxes issued by the taxing authority, and Purchaser shall assume charges therefor accruing from and after Closing.

          12.2. All contracts and agreements relative to the operation, servicing and/or maintenance of the Property to be assigned to Purchaser or terminated (to the extent the term extends beyond the Closing Date) shall be adjusted between the parties as of midnight of the day of Closing.

          12.3. Purchaser shall have no obligation to collect any past-due rents except that Purchaser shall use commercially reasonable efforts to collect delinquent rents and promptly reimburse Seller for such past-due rents when, as and if collected,net of costs of collection. Monies received from delinquent tenants after Closing by Purchaser shall be applied as follows: (1) first, pro rata to Purchaser and Seller for the month the Closing takes place;
(2) second, to Purchaser in an amount equal to all rentals due from such tenants accruing after Closing; (3) third, to costs of collection; and (4) fourth, to Seller in an amount equal to any remaining unpaid rental arrearages owed by such tenants to Seller as of the Closing Date.

          12.4. At Closing, Seller shall deliver to Purchaser, or make appropriate adjustments for, all tenant security deposits and the like, together with statutory or contractual interest owed to tenants, together with a detailed statement of the security deposits and all such accrued interest held for the account of each tenant. Purchaser shall receipt for the same and shall indemnify, defend and save Seller harmless from and against any claims relating to Purchaser's application or holding of such deposits and interest, which Seller has delivered or for which an adjustment has been made at Closing,from and after Closing. Seller shall indemnify, defend and save Purchaser harmless from and against any claims relating to Seller's application or holding of such deposits and interest prior to Closing.

     13. RECORDING. Neither this Agreement nor a memorandum thereof shall be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof.

     14. ASSIGNMENT. The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller.
Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof. Notwithstanding the foregoing, Purchaser may make one (1) assignment of its interest in this Agreement without the consent of Seller to any entity affiliated with or controlled by Purchaser (the "Assignee"), provided that Purchaser remains liable for and the Assignee assumes the obligations of Purchaser hereunder. If the Assignee petitions or applies for bankruptcy or Assignee is adjudicated as a bankrupt or insolvent, or Assignee files any petition, application for relief or answer-seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency, or other relief for debtors (collectively, a "Bankruptcy Filing") on or before the Closing Date, said Bankruptcy Filing shall be a default under this Agreement and Purchaser shall indemnify Seller for all costs, attorney's fees and expenses of Seller resulting from Seller's efforts to obtain the Earnest Money as liquidated damages and to clear title to the Property from any encumbrance resulting from the Bankruptcy Filing.

     15. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction other than to CB Commercial Real Estate Group, Inc. (to be paid by Seller). Seller's commission to CB Commercial Real Estate Group, Inc. shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to CB Commercial Real Estate Group, Inc. The indemnifying party shall undertake its obligations set forth in this Paragraph 15 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 15 will survive the Closing and delivery of the Deed.

     16.  REPRESENTATIONS AND WARRANTIES.

          16.1. Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Phillip Schechter or Reid Reynolds (the "Seller's Representative"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representative has actual knowledge. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representative.

          16.2. Subject to the limitations set forth in Paragraph 16.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to the Seller's knowledge:

               16.2.1. Seller has full right, power and authority to enter into this Agreement. The parties executing this Agreement on behalf of Seller have full power and authority bind Seller to the obligations of Seller set forth herein.

               16.2.2. Seller is a duly formed, validly existing limited partnership, and is in good standing under the laws of the State of Illinois. Seller has obtained all consents and approvals necessary to make this Agreement binding upon Seller and to permit consummation of the transactions contemplated herein in accordance with the terms of this Agreement. This Agreement does not violate the terms of any other contract or instrument to which Seller is a party or by which Seller or the Property is bound.

               16.2.3. Except as disclosed on Exhibit H attached hereto and incorporated herein by this reference or as may be disclosed on the Purchaser's Title Commitment, no service, contracts of any kind or description are in existence with respect to the Property. Seller agrees not to enter into any other service contracts affecting the Property, except for service contracts which are terminable on not more than thirty (30) days written notice. Purchaser shall assume all contracts and agreements in existence with respect to the Property at Closing, except for those contracts or agreements that are by their terms terminable without premium or penalty which Purchaser has expressly instructed Seller, by written notice delivered prior to October 2,

1996 (the "Service Contract Termination Notice"), to terminate at or prior to the time of Closing hereunder. In the event that Purchaser timely delivers the Service Contract Termination Notice to Seller in conformity with this Section 16.2, Seller shall deliver notice of termination under the applicable contracts or agreements to the parties thereto at or prior to the time of Closing hereunder.

               16.2.4. The rent roll attached hereto as Exhibit L is true, accurate and complete as of the date of said rent roll and reflects any delinquencies as of the date hereof.

               16.2.5. There is not any pending or threatened litigation, governmental proceeding, judgment or cause of action againSt or related to the Property.

               16.2.6. Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended to date (the "Code"), and the transaction contemplated hereby does not constitute a deposition of a U.S. real property interest by a foreign person. At Closing, Seller shall deliver to Purchaser an affidavit (the "Section 1445 Affidavit") certifying, under penalties of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person.

               16.2.7. Seller has received no written notice from any governmental authority of any uncured violations of any Environmental Laws.

               16.2.8. All items of personal property, if any, which are included in the Property and listed on Exhibit B, are owned by Seller and shall be owned by Seller on the date of Closing, free and clear of all liens, debts, charges, and encumbrances of every nature, kind, and description.

               16.2.9. Seller has received no written notice from the Federal Housing Commission or any of Seller's insurance carriers of any uncured violations of covenants regarding the physical condition of the Property.

          16.3. From and after full execution hereof until Closing, Seller shall notify Purchaser of any events or circumstances arising after the Effective Date hereof, of which Seller has actual knowledge, and which, if not disclosed to Purchaser, would render any of the foregoing representations and warranties untrue in any material way. As to any events or circumstances arising after the expiration of the Financing Period, within ten (10) days after receipt of Seller's notice (but no later than the Closing date), Purchaser shall notify Seller in writing whether Purchaser either: (i) accepts the modified representation or warranty and will proceed to Closing; or (ii) elects not to accept the modified representation or warranty and will not proceed to Closing, whereupon the Earnest Money shall be refunded to Purchaser, and the parties shall have not further obligations or liabilities hereunder except with respect to those provisions hereof that are expressly intended to survive the termination of this Agreement as set forth herein. The parties agree that the representations and warranties contained herein shall survive Closing for a period of sixty (60) days (i.e., the claiming party shall have no right to make any claims against the other party for a breach of representation or warranty after the expiration of sixty (60) days immediately following Closing). Purchaser and Seller are prohibited from making any claims against the other party hereto after Closing with respect to any breaches of the other party's representations and warranties contained in this Agreement that the claiming party had actual knowledge of prior to Closing.

          16.4. Seller covenants to operate and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty. Seller shall not enter into any leases for units in the Property for rents less than Seller is currently charging for comparable units in the Property.

          16.5. Purchaser makes the following representations and warranties to Seller, each of which shall be true and correct on the date of execution hereof (except as otherwise specifically provided) and on the date of Closing:

               16.5.1. Purchaser is a duly formed, validly existing limited partnership, and is in good standing under the laws of the State of Maryland.

               16.5.2. Purchaser has full right, power and authority to enter into this Agreement, and this Agreement has been duly authorized by all appropriate action of Purchaser. The parties executing this Agreement on behalf of Purchaser have full power and authority to bind Purchaser to the obligations of Purchaser set forth herein, and upon execution and delivery of this Agreement, all closing documents executed by Purchaser will constitute valid and binding instruments of Purchaser enforceable against Purchaser in accordance with their terms.

               16.5.3. The entry into and performance of Purchaser's obligations under this Agreement will not violate or result in a breach of any contract or agreement by which Purchaser is bound.

               16.5.4. There is no litigation or injunctive action or proceeding pending or, to the best of Purchaser's knowledge, threatened against Purchaser which would prevent the performance of Purchaser's obligations under this Agreement at Closing.

               16.5.5. All actions and consents necessary have been taken or obtained to authorize Purchaser to enter into this Agreement and to perform the transaction contemplated herein.

          16.6. From and after full execution hereof until Closing, Purchaser shall notify Seller of any events or circumstances arising after the Effective Date hereof, which, if not disclosed to Seller, would render any of the foregoing representations and warranties untrue in any material way. As to any events or circumstances arising after the expiration of the Financing Period, within ten (10) days after receipt of Purchaser's notice (but no later than the Closing date), Seller shall notify Purchaser in writing whether Seller either:
(i) accepts the modified representation or warranty and will proceed to Closing; or (ii) elects not to accept the modified representation or warranty and not to proceed to Closing, whereupon Seller shall have the right to terminate this Agreement, the Earnest Money shall be refunded to Purchaser, and the parties shall have not further obligations or liabilities hereunder except with respect to those provisions hereof that are expressly intended to survive the termination of this Contract as set forth herein.

     17. LIMITATION OF LIABILITY. No Affiliate of Seller, nor any of Seller's respective beneficiaries, shareholders, partners, officers, directors, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

     18.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

     19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

          TO SELLER:          c/o The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  Ilona Adams

     with copies to:          The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  James Mendelson
                              (847) 317-4367
                              (847) 317-4462 (FAX)

             and to:          Katten Muchin & Zavis
                              525 West Monroe Street
                              Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Daniel J. Perlman, Esq.
                              (312) 902-5532
                              (312) 902-1061 (FAX)

        TO PURCHASER:         c/o Tarheel Investments, LLC
                              c/o The Goldstar Group
                              4340 East-West Highway
                              Suite 200
                              Bethesda, Maryland  20814
                              Attention:  Mr. Michael S. Brodsky
                              (301) 657-8848
                              (301) 986-9801 (FAX)
     and one copy to:         David, Hagner, Kuney & Krupin, P.C.
                              1120 19th Street, NW #800
                              Washington, D.C.  20036
                              Attention: Elizabeth C. Lee, Esq.
                              (202) 857-4437
                              (202) 467-6910 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent by facsimile transmission and received by 5:00 p.m. Chicago time or on the 4th business day after the same is deposited in the United States Mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail, by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent.

     20. EXECUTION OF AGREEMENT AND ESCROW AGREEMENT. Purchaser will execute two (2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution, accompanied with the Earnest Money payable to the Escrow Agent set forth in the Escrow Agreement. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward the following to the Escrow Agent:

     (A)  Earnest Money;

     (B)  One (1) fully executed copy of this Agreement; and

     (C) Three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

     21. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the State of North Carolina, except that with respect to the retainage of the Earnest Money as liquidated damages the laws of the State of Illinois shall govern.

     22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

     23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     24. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.

                              PURCHASER:

                              COLONY APARTMENTS CHAPEL HILL
                              LIMITED PARTNERSHIP, a Maryland limited
                              partnership

                              By:  TARHEEL INVESTMENTS, LLC,
                                   A Maryland limited liability company


                                   By:   /s/ Michael Bradely
                                        ---------------------------------
                                   Name:     Michael Bradely
                                        ---------------------------------
                                   Its:      Managing Member
                                        ---------------------------------



                              SELLER:

                              COLONY LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  Colony Partners, Inc., an Illinois
                                   corporation, its general partner


                                   By:   /s/ James E. Mendelson
                                        ----------------------------------
                                   Name:     James E. Mendelson
                                        ----------------------------------
                                   Its:      Authorized Representative
                                        ----------------------------------

_________________ of CB Commercial Real Estate Group, Inc. ("Seller's Broker") executed this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission due it from Seller as a result of the transaction described in this Agreement is as set forth in that certain Listing Agreement, dated __, 199_ between Seller and Seller's Broker (the "Listing Agreement"). Seller's Broker also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Seller's Broker agrees to deliver a receipt to the Seller at the Closing for the fee or commission due Seller's Broker and a release, in the appropriate form, stating that no other fees or commissions are due to it from Seller or Purchaser.

                                   CB COMMERCIAL REAL ESTATE GROUP, INC.


                                   By:
                                        -------------------------------------
                                   Name:
                                        -------------------------------------
                                   Its:
                                        -------------------------------------

                                   Exhibits

A    -    Legal

B    -    Personal Property

C    -    Escrow Agreement

D    -    Intentionally Deleted

E    -    Deed

F    -    Bill of Sale

G    -    Assignment and Assumption of Intangible Property

H    -    Service Contracts

I    -    Assignment and Assumption of Leases and Security Deposits

J    -    Non-Foreign Affidavit

K    -    Notice to Tenants

L    -    Rent Roll